POWER OF ATTORNEY

OF

JULIA A. SLOAT

       Know all by these presents, that the undersigned

hereby constitutes and appoints DAVID C. HOUSE and WILLIAM

E. JOHNSON and each of them signing singly, and with full

power of substitution, the undersigned's true and lawful

attorney-in-fact to:

(1) prepare, execute in the undersigned?s name and on

the undersigned?s behalf, and submit to the U.S.

Securities and Exchange Commission (the ?SEC?) a

Form ID, including amendments thereto, and any

other documents necessary or appropriate to

obtain codes and passwords enabling the

undersigned to make electronic filings with the

SEC of reports required by Section 16(a) of the

Securities Exchange Act of 1934 and Section 17(a)

of the Public Utility Holding Company Act of 1935

or any rule or regulation of the SEC;

(2) execute for and on behalf of the undersigned, in

the undersigned's capacity as an officer or

director of AMERICAN ELECTRIC POWER COMPANY, INC.

(the ?Company?), Forms 3, 4, and 5 in accordance

with Section 16(a) of the Securities Exchange Act

of 1934 and Section 17(a) of the Public Utility

Holding Company Act of 1935 and the rules

thereunder;

(3)  do and perform any and all acts for and on behalf

of the undersigned which may be necessary or

desirable to complete and execute any such Form

3, 4, or 5, complete and execute any amendment or

amendments thereto, and timely file such form

with the SEC and any stock exchange or similar

authority; and

(4) take any other action of any type whatsoever in

connection with the foregoing which, in the

opinion of such attorney-in-fact, may be of

benefit to, in the best interest of, or legally

required by, the undersigned, it being understood

that the documents executed by such

attorney-in-fact on behalf of the undersigned

pursuant to this Power of Attorney shall be in

such form and shall contain such terms and

conditions as such attorney-in-fact may approve

in such attorney-in-fact's discretion.

       The undersigned hereby grants to each such

attorney-in-fact full power and authority to do and perform

any and every act and thing whatsoever requisite,

necessary, or proper to be done in the exercise of any of

the rights and powers herein granted, as fully to all

intents and purposes as the undersigned might or could do

if personally present, with full power of substitution or

revocation, hereby ratifying and confirming all that such

attorney-in-fact, or such attorney-in-fact's substitute or

substitutes, shall lawfully do or cause to be done by

virtue of this power of attorney and the rights and powers

herein granted.  The undersigned acknowledges that the

foregoing attorneys-in-fact, in serving in such capacity at

the request of the undersigned, are not assuming, nor is

the Company assuming, any of the undersigned's

responsibilities to comply with Section 16 of the

Securities Exchange Act of 1934.

       This Power of Attorney shall remain in full force and

effect until the undersigned is no longer required to file

Forms 3, 4, and 5 with respect to the undersigned's

holdings of and transactions in securities issued by the

Company, unless earlier revoked by the undersigned in a

signed writing delivered to the foregoing

attorneys-in-fact.

       IN WITNESS WHEREOF, the undersigned has caused this

Power of Attorney to be executed as of this 11th day of

December, 2020.

Signature:  /s/ Julia A. Sloat

Print Name:  Julia A. Sloat

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